UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2011

Date of Report

(Date of earliest event reported)

Novell, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-13351	87-0393339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

404 Wyman Street, Suite 500

Waltham, MA 02451

(Address of principal executive offices, including zip code)

(781) 464-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously publicly disclosed, on November 21, 2010, Novell, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger with Attachmate Corporation and Longview Software Acquisition Corp.

The merger contemplated by the merger agreement remains subject to the satisfaction or waiver of certain closing conditions, including the closing of the sale of certain identified issued patents and patent applications to CPTN Holdings LLC (“CPTN”) pursuant to a Patent Purchase Agreement, dated as of November 21, 2010. Under the Patent Purchase Agreement, one of the conditions to closing of the patent sale to CPTN remains the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). On February 2, 2011, the Company and CPTN received requests for additional information from the Antitrust Division of the United States Department of Justice (the “DOJ”) regarding the patent sale (each a “second request”), which requests have the effect of extending the waiting period under the HSR Act until 30 days after both parties have substantially complied with the requests, unless the waiting period is earlier terminated.

On March 4, 2011, each of the Company and CPTN certified as to its substantial compliance with its second request. In addition, at the request of the DOJ, the Company and CPTN have agreed to provide the DOJ with additional time to review the patent sale and not to close the patent sale prior to April 12, 2011. The Company remains committed to working with the DOJ as it conducts its review of the patent sale.

The patent sale remains subject to the satisfaction or waiver of other closing conditions as set forth in the Patent Purchase Agreement, including, without limitation, the receipt of antitrust approval in Germany.

FORWARD-LOOKING STATEMENTS

This communication contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of the Company and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may be delayed or may not be consummated; (ii) the risk that the merger agreement may be terminated in circumstances that require the Company to pay Attachmate a termination fee of $60 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger; (v) the effect of the announcement of the merger or the patent sale on the Company’s business relationships (including, without limitation, partners and customers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger and the patent sale, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. Additional risk factors that may affect future results are contained in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which are available at the SEC’s website at http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by the Company. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc.

Date: March 10, 2011	By:	/s/ Dana C. Russell
Dana C. Russell
Senior Vice President and
Chief Financial Officer